Exhibit 3.165

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: Legends Energy LLC

2.                                    The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is Pennywise Power LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of September, A.D. 2010.

By:	/s/ Przychodzki
Authorized Person(s)

Name:	Lynne Przychodzki
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STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:

Reliant Energy Services Texas, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is Legends Energy LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of September, A.D. 2010.

By:	/s/ Przychodzki
Authorized Person(s)

Name:	Lynne Przychodzki
Print or Type